                      LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this Loan and Security Agreement, together with any schedules, exhibits, and other documents attached hereto or executed in connection herewithwith, as such may be amended from time to time, being hereinafter referred to as this "Loan Agreement") is entered into as of this 30th day of September, 1995 by and between Emergent Group, Inc., a South Carolina corporation ("Emergent") and Young Generations, Inc., a North Carolina corporation ("YGI").

         WHEREAS prior to the date hereof, YGI has been a wholly-owned subsidiary of Emergent;

         WHEREAS it is in the best interest of YGI that Emergent sell a controlling interest in the YGI stock to certain purchasers (the "Purchasers"), insofar as such sale will increase management's commitment to YGI and will provide YGI management with significant incentive to improve the operating performance of YGI;

         WHEREAS, as of the date hereof, Emergent has entered into a Stock Purchase Agreement with the Purchasers, pursuant to which it has sold 100% of the outstanding shares of YGI (the "Stock Sale");

         WHEREAS YGI owes Emergent the principal amount of $2,848,055 (the "Receivable"), which Receivable is payable by YGI upon demand by Emergent; WHEREAS, in order to improve cash flow stability and to lengthen the period of time over which YGI's debt must be repaid, the Purchasers have made it a condition to the consummation of the Stock Sale that the Receivable be repaid and that a new credit arrangement in the approximate amount of $3,548,055 be entered into between YGI and Emergent, all as set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                    SECTION 1.  CERTAIN DEFINITIONS

         Section 1.1 Definitions. The following defined terms shall have the following meanings when used in this Loan Agreement.

         "Borrowing Availability" shall mean (i) from the date hereof through October 7, 1995, the amount of the Initial Loan, and (ii) at any date thereafter, the sum of the principal amount unpaid with respect to the Initial Loan and the amount, up to $700,000, calculated in accordance with the schedule set forth on Exhibit A.

         "Cash  Flow"    shall  mean,  for  the relevant period of time,
an amount equal to (a) YGI's net profit (loss)  for  such period, less
(b) scheduled principal payments paid with respect to the loans of Carolina First Bank and First Factors Corporation, and other obligations currently existing or existing in the future (if consented to by Emergent) for such period, plus (c) YGI's depreciation and amortization for financial reporting purposes for such period, as each such item is computed in accordance with generally accepted accounting principles applied on a consistent basis. After the first monthly period in which YGI has Positive Cash Flow, Cash Flow shall be calculated on a cumulative basis beginning with such first month of Positive Cash Flow.

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


         "Default" shall mean the occurrence of any event or condition which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

         "Event of Default" shall mean any of the events set forth in
Section 6 hereof.

         "Initial Loan" shall mean a Loan in the amount of $2,848,055, which Initial Loan shall be requested by YGI and made by Emergent immediately upon the execution hereof, and the proceeds of which shall be utilized as set forth in Section 2.4 below.

         "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

         "Permitted Indebtedness" shall mean (i) the currently existing indebtedness of Carolina First Bank and First Factors Corporation,
(ii) trade payables arising in the ordinary course of business and which are not more than 60 days past due.

         "Permitted Liens" shall mean (i) the currently existing Liens of Carolina First Bank and First Factors Corporation, except that the amount set forth in the currently existing note or notes secured by such existing Liens shall not be increased except upon the consent of Emergent and (ii) such additional Liens as may be approved in writing by Emergent.

         "Positive Cash Flow" shall mean, for the relevant period of time, Cash Flow which is a positive number.

         "Termination Date" shall mean  September 30, 2000.


                          SECTION 2. THE LOANS

         2.1    Loans.   Subject to the terms and conditions hereof and
provided that there exists no Default or Event of Default, Emergent agrees to make loans (each a "Loan" and collectively the "Loans"), as requested by YGI from time to time in writing, to YGI from time to time on and after the date hereof and up to, but not including, the Termination Date in an aggregate principal amount which will not exceed at any one time outstanding an amount equal to the lesser of (i) the Borrowing Availability or (ii) $3,548,055. The Loans shall be evidenced by a promissory note, substantially in the form of Exhibit B attached hereto, payable to Emergent in the principal face amount
of  $3,548,055    (together  with  any  and  all amendments,
modifications and supplements thereto, the "Note"). The Note shall be construed to be a separate instrument and may be modified or renegotiated by Emergent without in any way releasing YGI or the Collateral (as defined below). Loans may be borrowed, repaid and reborrowed in accordance with the terms hereof.

         2.2 Interest and Principal Payments. Interest on the Loans shall be payable as set forth in the Note. Unless and until there is Positive Cash Flow, no principal amounts owed under the Loans shall be payable until the Termination Date. To the extent of Positive Cash Flow, payments of principal on the

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


Loans shall be made monthly in an amount equal to the sum of (i) 1/120th of the then outstanding principal amount of the Loans (except for such principal amount as shall have resulted from accrued but unpaid interest) and (ii) all interest accrued but unpaid on the Loans as of the date of such payment; provided that on the Termination Date, all principal and other amounts owed under the Note shall be paid in full. Any principal payments made prior to the Termination Date shall be allocated, first to the extent of any amounts owed above the amount of the Initial Loan and second, to the extent of the Initial Loan.

         2.3 Loan Account; Statements of Account. Emergent will maintain one or more loan accounts for YGI to which Emergent will charge all amounts advanced to or for the benefit of YGI hereunder and to which Emergent will credit all amounts collected hereunder from or on behalf of YGI. Emergent will account to YGI periodically with a statement of charges and payments made pursuant to this Agreement. The unpaid principal amount of the Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, and the accrued and unpaid fees, premiums and other amounts due hereunder shall at all times be ascertained from the records of Emergent and such records shall constitute prima facie evidence of the amounts so due and payable.


         2.4 Use of Proceeds. The Initial Loan shall be used to pay in full the Receivable. The proceeds of other Loans shall be used for YGI's general working capital needs, consistent with good business practices. No portion of the proceeds of any Loan may be used to "purchase" or "carry," as such terms are defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, any margin stock, or to extend credit for the purpose of purchasing or carrying margin stocks.

         2.5 Origination Fee. In the event that any funds are advanced by Emergent to YGI under this Loan Agreement (and irrespective of when or whether any such amounts are repaid), YGI hereby agrees to pay to Emergent an amount equal to 30% of the increase, if any, in YGI's retained earnings from September 30, 1995 to September 30, 2000, which amount shall be payable in full on or before November, 30, 2000. YGI's retained earnings shall be calculated  in  accordance  with generally accepted accounting
principals on a consistently applied  basis.    YGI shall always employ
as its independent accountants any of Elliott, Davis and Company, LLP or one of the "Big Six" accounting firms.


                     SECTION 3.  SECURITY INTEREST

         3.1 Security Interest Granted by YGI. In consideration of (i) the conversion of the Receivable from a demand note to the Initial Loan (which is payable over five years), (ii) the execution of the Note in an amount in excess of the amount necessary to repay the Receivable, and (iii) the sale of the Emergent's controlling interest in YGI in the Stock Sale, and to secure the payment of all amounts owed under the Notes and all other present and future obligations of YGI to Emergent, and the prompt and complete performance by YGI under the Notes and this Loan Agreement (collectively, the "Obligations"), YGI hereby grants and conveys to Emergent a security interest in all of its current and future-acquired property, in whatever form, both tangible and intangible, real and personal (the "Collateral"), including, without limitation:

         (a) all equipment, computers, office equipment, furniture and fixtures and vehicles, together with all replacements thereof;

         (b) all customer contracts, rights, lists, records, billing and all other information relating to customers of YGI, and other similar general intangibles;

         (c)  all accounts receivable;

         (d)  all inventory, supplies and clothing patterns;

         (e)  all real property;

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


         (f)  all corporate labels, trademarks, and names;

         (g) all proceeds of and increases to (including interest on such proceeds) and insurance payable on account of items (a) through (f) immediately above.

         3.2 Other Covenants Regarding the Collateral. In addition to all covenants and agreements of YGI contained herein, YGI agrees as follows:

         (a)    Preservation  of  Collateral.    To do all acts that may
be necessary to maintain, preserve, and protect the Collateral.

         (b) Use of Collateral. Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Loan Agreement, any other agreement with Emergent related hereto or any applicable statute, regulation, or ordinance or any policy of insurance covering the Collateral.

         (c) Payment of Taxes, etc. To pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Collateral (except for Permitted Liens).

         (d) Defense of Litigation. To appear in and defend any action or proceeding that may affect its title to or Emergent's interest in the Collateral.

         (e)  Possession of Collateral.
Not to surrender or lose possession of, sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except as hereinafter provided, and to keep the Collateral or right or interest therein except as hereinafter provided, free of all Liens except for Permitted Liens; provided that, unless an Event of Default shall occur, YGI may, in the ordinary course of business, sell or lease any Collateral consisting of inventory and may sell any assets no longer used in the conduct of YGI's business which have a value not in excess of $100,000.

         (f) Compliance with Law. To comply with all laws, regulations, and ordinances relating to the possession, operation, maintenance, and control of the Collateral.

         (h) Delivery of After Acquired Collateral. To account fully for and promptly deliver to Emergent, in the form received, all documents, chattel paper, instruments, and agreements, constituting Collateral hereunder and all proceeds of the Collateral received, all endorsed to Emergent or in blank, as requested by Emergent, and accompanied by such stock powers as appropriate and until so delivered all such documents, instruments, agreements, and proceeds shall be held by YGI in trust for Emergent, separate from all other property of YGI and identified as the property of Emergent.

         (i) Maintenance of Records. To keep separate, accurate and complete records of the Collateral and to provide Emergent with such records and such other reports and information relating to the Collateral as Emergent may request from time to time.

         (j)    Further  Assurances.    To  procure,  execute,  and
deliver from time to time any indorsements, notifications, registrations, assignments, financing statements, real property mortgages, certificates of title, ship mortgages, aircraft mortgages, copyright mortgages, assignments or mortgages of patents, and other writings deemed necessary or appropriate by Emergent to perfect, maintain, and protect its security interest in the Collateral hereunder and the priority thereof; and to take such other actions as Emergent may request to protect the value of the Collateral and of Emergent's security interest in the Collateral, including, without limitation, provision of assurances from third parties regarding Emergent's access to, right to foreclose on or sell, Collateral and right to realize the practical benefits of such foreclosure or sale. YGI hereby appoints Emergent its attorney in fact to execute and to file any such financing statements or other documents on YGI's behalf and to execute and file any renewals, amendments, assignments, modifications or releases thereof at any time hereafter.

         (k) Payment of Emergent's Costs and Expenses. To reimburse Emergent upon demand for any reasonable costs and expenses, including, without limitation, attorney fees and disbursements, Emergent may incur while exercising any right, power, or remedy provided by this Loan Agreement or by law, all of which costs and expenses are included in the Obligations.

         (l) Notice of Changes. To give Emergent thirty (30) days prior written notice of (i) any change

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


in YGI's residence or chief place of business or (ii) any change in YGI's legal name or trade name from Young Generations, Inc..

         (m) Location of Records. To keep the records concerning the collateral at its chief place of business and not to remove such records from such location(s) without the prior written consent of the Emergent.

         (n) Purchase Money Agreement. If Emergent advances funds to enable YGI to acquire rights in or the use of any Collateral which would give rise to a purchase money security interest, to use such funds for such purpose.

         (o) Inspection by Emergent. At any reasonable time, upon demand by Emergent, to exhibit to, and allow inspection by, Emergent (or persons designated by Emergent) of the Collateral.

         (p)    Location  of  Collateral.   To keep the Collateral at
the location(s) set forth below and not to remove the Collateral from such location(s) without the prior written consent of Emergent.

         (q) Insurance. To insure the Collateral, with Emergent named as loss payee, in form and amounts, with companies, and against risks and liabilities satisfactory to Emergent, and YGI hereby assigns the policies to Emergent, agrees to deliver them to Emergent at its request, and agrees that Emergent may make any claim thereunder, cancel the insurance on default by YGI, collect and receive payment and indorse any instrument in payment of loss or return premium or other refund or return, and apply such amounts received, at Emergent's election, to replacement of Collateral or to the Obligations.


                   SECTION 4.  REPRESENTATIONS OF YGI

         YGI warrants and represents to Emergent as follows:

         4.1    Organization,  Good-Standing  and  Conduct  of
Business. YGI is a corporation, duly organized, validly existing and in good standing under the laws of the state of North Carolina, and has full power and authority and all necessary governmental and regulatory authorization to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by YGI makes such license or qualification necessary.

         4.2    Corporate  Authority.   The execution, delivery and
performance of this Loan Agreement have been duly authorized by the Board of Directors of YGI. No other corporate acts or proceedings on the part of YGI are required or necessary to authorize this Loan Agreement.

         4.3 Binding Effect. When executed, this Loan Agreement will constitute a valid and legally binding obligation of YGI, enforceable against YGI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally, and general principles of equity. Each document and instrument contemplated by this Loan Agreement, when executed and delivered by YGI in accordance with the provisions hereof, shall be duly authorized, executed and delivered by YGI and enforceable against YGI in accordance with its terms, subject to the exceptions in the previous sentence.

         4.3    Absence  of  Defaults.    YGI  is not in default under,
or in violation of, any provision of its Articles of Incorporation or Bylaws. YGI is not in default under, or in violation of, any agreement to which YGI is a party, the effect of which default or violation would have a material adverse effect on YGI or its business operations
or  prospects.    YGI  is  not in violation of any applicable law, rule
or regulation, the effect of which would have a material adverse effect on YGI or its business operations or prospects.

         4.4    Non-Contravention  and  Defaults;  No  Liens.    Neither
the execution or delivery of this Loan Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which YGI is a party or by which it may be bound (except for YGI's agreements with Carolina First Bank, for which a waiver has been obtained), (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien of any nature whatsoever on any asset of YGI, or (iv) violate any provisions of YGI's Articles of Incorporation or Bylaws. To the best of YGI's knowledge, no other party to any material agreement to which YGI is a party is in default thereunder or in breach of any provision thereof. To the best of YGI's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.

         4.5    Necessary  Approvals.    YGI  has  obtained  all
certificates of authority, licenses, permits, franchises, registrations of foreign ownership or other regulatory approvals in every jurisdiction necessary for the continuing conduct of its business and ownership of its assets. Except for those which may be renewed or extended in the ordinary course of business, no such certificate, license, permit, franchise, registration or other approval is about to expire, lapse, has been threatened to be revoked or has otherwise become restricted by its terms which would, upon such expiration, lapse, revocation or restriction, have a material adverse effect on the financial circumstances of YGI. No consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of YGI in connection with the execution and delivery of this Loan Agreement or the consummation by YGI of the transactions contemplated hereby.

         4.6 Financial Statements. The audited financial statements of YGI for each of the fiscal years 1992, 1993 and 1994, the unaudited financial statements of YGI at and for the six month period ending June 30, 1995 and the unaudited monthly statements subsequent to June 30, 1995 (the "YGI Financial Statements") all of which have been provided to Emergent, are true, correct and complete in all material respects and present fairly, in conformity with generally accepted accounting principles consistently applied, the financial position of YGI at the dates indicated and the results of its operations for each of the periods indicated, except as otherwise set forth in the notes thereto.

         4.7 Undisclosed Liabilities. Except for the liabilities which are disclosed in the YGI Financial Statements, YGI has no material liabilities or material obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since December 31, 1994, there has been (i) no material adverse change in the business or operations of YGI, (ii) no incurrence by or subjection of YGI to any obligation or liability (whether fixed, accrued or contingent) or commitment material to YGI not referred to in this Loan Agreement, except such obligations or liabilities as were or may be incurred in the ordinary course of business and which are reflected on the YGI Financial Statements at and for the periods subsequent to December 31, 1994.

         4.8    Rights  of  YGI  in  the  Collateral.    Except for the
security interest granted hereby and the Permitted Liens, YGI warrants that it is the owner of the Collateral free from any adverse Lien. YGI warrants and covenants that no financing statement covering any of the Collateral, or any proceeds thereof, is on file in any public office, except those filed with respect to Permitted Liens.


                SECTION 5.  REPRESENTATIONS OF EMERGENT

         Emergent warrants and represents to YGI as follows:

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


         5.1 Organization, Good-Standing and Conduct of Business. Emergent is a corporation, duly organized, validly existing and in good standing under the laws of the state of South Carolina, and has full power and authority and all necessary governmental and regulatory authorization to own all of its properties and assets and to carry on its business as it is presently being conducted, and is properly licensed, qualified and in good standing as a foreign corporation in all jurisdictions wherein the character of the properties or the nature of the business transacted by Emergent makes such license or qualification necessary.

         5.2    Corporate  Authority.   The execution, delivery and
performance of this Loan Agreement have been duly authorized by the Board of Directors of Emergent. No other corporate acts or proceedings on the part of Emergent are required or necessary to authorize this Loan Agreement.

         5.3 Binding Effect. When executed, this Loan Agreement will constitute a valid and legally binding obligation of Emergent, enforceable against Emergent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to the relief of debtors generally, and general principles of equity. Each document and instrument contem- plated by this Loan Agreement, when executed and delivered by Emergent in accordance with the provisions hereof, shall be duly authorized, executed and delivered by Emergent and enforceable against Emergent in accordance with its terms, subject to the exceptions in the previous sentence.

         5.3 Absence of Defaults. Emergent is not in default under, or in violation of, any provision of its Articles of Incorporation or Bylaws. Emergent is not in default under, or in violation of, any agreement to which Emergent is a party, the effect of which default or violation would have a material adverse effect on Emergent or its business operations or prospects. Emergent is not in violation of any applicable law, rule or regulation, the effect of which would have a material adverse effect on Emergent or its business operations or prospects.

         5.4    Non-Contravention  and  Defaults;  No  Liens.    Neither
the execution or delivery of this Loan Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which Emergent is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any Lien of any nature whatsoever on any asset of Emergent, or (iv) violate any provisions of Emergent's Articles of Incorporation or Bylaws. To the best of Emergent's knowledge, no other party to any material agreement to which Emergent is a party is in default thereunder or in breach of any provision thereof. To the best of Emergent's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such agreement.


                    SECTION 6.  DEFAULT AND REMEDIES

         6.1    Default.    YGI shall be in default under this Security
Agreement on the happening of any of the following events or conditions (each, an "Event of Default"):

         (a) The failure in the payment or performance of any obligation, covenant, or liability contained or referred to herein or in the Notes, or the breach by YGI of any representation or warranty contained herein, or a default in any other obligation, covenant, or liability of YGI to Emergent, which default shall not have been cured after ten (10) business days following such default.

         (b) Dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or commencement of any proceeding under any bankruptcy or insolvency laws by, or against YGI (or any guarantor or surety for YGI).

         (c) Entry of any judgment against YGI which results in any levy on, or seizure or attachment of the Collateral.

         6.2 Remedies for Default. Emergent shall, in addition to other remedies available at law or equity, have the following remedies upon the occurrence of an Event of Default:

         (a) On default hereunder and at any time thereafter, Emergent may declare any or all of the Obligations immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code or other applicable statutes of the State of South Carolina. Emergent may require YGI to assemble the Collateral and make it available to Emergent at a place to be designated by Emergent that is reasonably convenient to both parties. Emergent shall give YGI reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any
other intended disposition thereof is to be  made.   The requirements of
reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of YGI shown in this Loan Agreement at least ten (10) business days before the time of the sale or disposition.

         (b) With respect to Collateral which is accounts receivable, YGI hereby grants Emergent the right, upon default hereunder by YGI, to instruct the account debtors of such accounts receivable to pay all monies payable on such accounts receivable directly to Emergent. YGI hereby irrevocably grants to Emergent a power of attorney to execute and to file any such documents on YGI's behalf as may be necessary to effectuate this subparagraph (b).

         (c) YGI shall be liable to Emergent for all reasonable expenses of Emergent incurred in connection with exercise or the protection of its rights hereunder, including but not limited to reasonable attorneys' fees and legal expenses incurred by
Emergent.    After  deducting all legal and other costs, expenses, and
charges, including reasonable attorneys' fees, incurred in the collection, sale, delivery, or preservation of the Collateral, or any part thereof, Emergent shall apply the residue of such sale proceeds to the payment of the Obligations and the interest thereon. Should there be any surplus of such proceeds, such surplus shall be paid to YGI. YGI shall pay on demand to Emergent whatever balance may be due after the sale of the Collateral and the application of the proceeds of such sale as above provided.


                         SECTION 7.  COVENANTS

         7.1    Compensation.    YGI  shall  not grant any increases in
compensation to any executive officer in excess of an amount equal to a consumer price index increase without the consent of Emergent.

         7.2 Directors. For so long as any amounts are owed by YGI under this Loan Agreement and the Note, YGI shall have meetings of its board of directors no less than on a quarterly basis, and YGI shall permit a designee of Emergent to be present at all Board meetings and shall make available to such designee all information made available to the YGI board members (under the same conditions as such information is made available to the YGI board members).

         7.3 Indebtedness. YGI shall not incur, assume, or suffer to exist any indebtedness except (a) for the Obligations; (b) Permitted Indebtedness; and (c) other indebtedness so long as the aggregate principal amount incurred by YGI (including amounts made available to YGI but not yet drawn) does not exceed $100,000.

         7.4    Guaranties.    YGI  shall  not guarantee the obligations
of any other person or entity except by endorsement of negotiable instruments for deposit or collection and similar transactions in the ordinary course of business.

         7.5 Investments. YGI shall not make any investment in any person or entity except for investments in certificates of deposit issued by commercial banks located in the United States and having a maturity date within one year after the date such investment is made;
(B) readily marketable commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Rating Group or "P-1" by Moody's Investors Service, Inc.; and (C) direct obligations of the United States of America or agencies thereof or obligations fully guaranteed by the United States of America.

         7.6    Prohibition  of  Fundamental  Changes.    YGI  shall not
enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), form any subsidiary or make any substantial change in the basic type of business conducted by YGI as of the date hereof.

         7.7 Issuance of Stock. YGI shall not issue any shares of capital stock or other ownership interests.

         7.8 Affiliate Transactions. YGI shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service or the payment of management or other service fees, except upon the consent of Emergent.

         7.9 Dividends. YGI shall not declare or pay any dividends on, or make any distribution with respect to, the shares of any class of its capital stock, redeem or retire any of its capital stock, or take any action having an effect equivalent to the foregoing in any fiscal year.



                       SECTION 8.  MISCELLANEOUS


         8.1    Waiver.    Any  waiver  by  Emergent of any default
hereunder shall not be a waiver of any other default or of the same default on a future occasion.

         8.2 Choice of Law. This Loan Agreement shall be governed by the laws of the State of South Carolina.

         8.3    Assignment.    Emergent  may  assign this Loan Agreement
and, if assigned, the assignee shall be entitled, upon notifying YGI, to performance of all of YGI's obligations and responsibilities and shall further be entitled to all rights and remedies of Emergent hereunder. All rights of Emergent hereunder shall inure to the benefit of its successors and assigns, and all obligations of YGI shall bind the heirs, executors, administrators, successors, or assigns of YGI.

         8.4    Prior  Agreements.    This  is  the  entire  agreement
of the parties and supersedes all prior agreements, written or oral, between the parties with respect to the subject matter hereto.

         8.5    Amendment.    This Loan Agreement may be amended only by
instrument in writing signed by all the parties hereto and/or duly authorized officers and agents.

         8.6 Notices. All notices hereunder shall be sent by depositing the same in the United States mail in a sealed envelope, with postage prepaid, marked confidential and addressed to YGI, the Shareholders or Emergent at the following addresses, or at such other address as shall be furnished in writing:

         YGI:             Young Generations, Inc.
                          Post Office Box 2060
                          Hendersonville, North Carolina 28793
                          Attention: Josh Varat
                          (tel) 704-693-8623  (fax) 704-693-8765

         Emergent:        Emergent Group, Inc.
                          Post Office Box 17526
                          Greenville, South Carolina 29606
                          Attention:  John M. Sterling, Jr.
                          (tel) 803-232-6198   (fax) 803-271-8374

         8.7    Headings.    The  headings  of  the  sections  of this
Loan Agreement are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

         8.8 Counterparts. This Loan Agreement may be signed in one or more counterparts, each of which shall be construed to be an original.

         8.9 Severability. Each portion of this Loan Agreement is severable, and if one portion shall prove to be invalid, unenforceable or violative of any statute, regulation, ordinance or other law, the remainder of the Agreement shall remain in full force and effect.

                   THE REMAINDER OF THE PAGE IS BLANK
                         SIGNATURE PAGE FOLLOWS

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

WITNESSES:
                                                  YOUNG GENERATIONS, INC.


__________________________                        ___________________(SEAL)
Secretary                                         Chief Executive Officer



                                                  EMERGENT GROUP, INC.


Secretary

_______________________                           ___________________(SEAL)
                                                      President

                               EXHIBIT A

               Borrowing Availability Regarding $700,000

From October 7, 1995 through September 30, 1996, Emergent shall be obligated to advance the amount of the projected monthly negative cash flow set forth in the projections set forth below up to a maximum of $700,000, unless the cumulative negative cash flow equals or exceeds 150% of cumulative projected negative cash flow as set forth below, in which case Emergent shall not be obligated to advance further funds. Once the obligation to advance funds has ceased, Emergent shall not be obligated to advance additional funds until the cumulative negative cash flow is equal to or is less than 125% of cumulative projected negative cash flow as set forth below (but in no event to exceed $700,000).

After September 30, 1996, Emergent shall be obligated to advance such additional funds (if any, up to a maximum of $700,000) as Emergent in its sole discretion, deems appropriate.



                                              Cash Flow Projections

See attached page

                               EXHIBIT B

                         REVOLVING CREDIT NOTE


$3,548,055                                             September 30, 1995


         FOR VALUE RECEIVED, the undersigned, YOUNG GENERATIONS, INC., a North Carolina corporation (hereinafter referred to as "Maker"), promises to pay to the order of Emergent Group, Inc. (hereinafter referred to as the "Holder"), at Holder's principal executive offices in Greenville, South Carolina or at such other place as Holder may from time to time designate in writing, the principal sum of Three Million, Five Hundred Forty-eight Thousand and Fifty-five United States Dollars (U.S. $3,548,055) or, if less, the aggregate outstanding principal amount of the Loans, as such term is defined in the Loan Agreement referred to below, made or issued by Holder to Maker, in lawful money of the United States, payable in full on the Termination Date, as such term is defined in such Loan Agreement.

         Interest on the principal balance from time to time outstanding hereunder shall accrue at a rate of 10% per annum and shall be payable monthly.


         Principal shall be payable in the manner set forth in that certain Loan and Security Agreement dated as of September 30, 1995 among Maker and the Holder (the "Loan Agreement"). In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

         The date and amount of each Loan, as such term is defined in the Loan Agreement, made by the Holder to the Maker of this Note under the Loan Agreement, and each payment of principal thereof, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the Schedule attached hereto or on any continuation thereof.

         This Note is the "Note" referred to in the Loan Agreement, and is subject to all of the terms and conditions of the Loan Agreement, including, but not limited to, those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default (as such term is defined in the Loan Agreement) or upon the termination of the Commitment (as such term is defined in the Loan Agreement). Payment of this Note is secured by the "Collateral" (as such term is defined in the Loan Agreement).

         In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Maker all costs of collection, including reasonable attorneys' fees.

         The Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of set off, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

         This Note and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the state of South Carolina (without regard to principles of conflicts of law).

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                                   "MAKER"







                                    YOUNG GENERATIONS, INC.


                                    By: _______________________________
                                    Name: _____________________________
                                    Title: ____________________________


                                    Attest: ___________________________
                                    Name: _____________________________
                                    Title: ____________________________

                                                    Schedule
                                               to Promissory Note
                                            Dated September 30, 1995
                                           of Young Generations, Inc.




                  Principal Amount                    Principal Amount       Outstanding
      Date            of Loan         Interest Rate      of Payment           Balance              Notation By
